Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS A 9.8% INCREASE IN REVENUES AND A 42%

INCREASE IN NET INCOME FOR THE THIRD QUARTER OF 2016

Plano, TX, November 8, 2016 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three and nine months ended September 30, 2016.

Cinemark Holdings, Inc.’s total revenues for the three months ended September 30, 2016 increased 9.8% to $768.6 million from $700.1 million for the three months ended September 30, 2015. For the three months ended September 30, 2016, admissions revenues increased 9.4% to $472.9 million and concession revenues increased 13.6% to $261.4 million. Attendance increased 7.3% to 76.2 million patrons, concession revenues per patron increased 5.9% to $3.43 and average ticket price increased 2.0% to $6.21 for the three months ended September 30, 2016.

Net income attributable to Cinemark Holdings, Inc. for the three months ended September 30, 2016 increased 42% to approximately $65.7 million from $46.3 million for the three months ended September 30, 2015. Diluted earnings per share for the three months ended September 30, 2016 increased 40% to $0.56 from $0.40 for the three months ended September 30, 2015.

Adjusted EBITDA for the three months ended September 30, 2016 increased 16% to $184.9 million from $159.1 million for the three months ended September 30, 2015. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

“The robust film environment, coupled with our focus and execution on our strategic initiatives, enabled us to deliver a 9.8% increase in total revenues, 16% growth in Adjusted EBITDA and a 42% increase in net income,” stated Mark Zoradi, Cinemark’s CEO. “We are pleased to see how our strategic investments and emphasis on enriching the guest experience favorably impacted our third quarter results. We remain opportunistic regarding these endeavors with an eye toward driving long-term shareholder value.”

Cinemark Holdings, Inc.’s total revenues for the nine months ended September 30, 2016 increased 3.4% to $2,217.9 million from $2,145.4 million for the nine months ended September 30, 2015. For the nine months ended September 30, 2016, admissions revenues increased 2.2% to $1,364.8 million and concession revenues increased 6.9% to $752.8 million. Attendance increased 4.0% to 221.7 million patrons, concession revenues per patron increased 3.0% to $3.40 and average ticket price was $6.16 for the nine months ended September 30, 2016.

Net income attributable to Cinemark Holdings, Inc. for the nine months ended September 30, 2016 increased 12% to $178.1 million from $159.1 million for the nine months ended September 30, 2015. Net income for the nine months ended September 30, 2016 was impacted by a loss on debt amendments and refinancing of $13.3 million, which was primarily due to the refinancing of the Company’s 7.375% senior subordinated notes with an add-on to the Company’s 4.875% senior notes. Diluted earnings per share for the nine months ended September 30, 2016 increased 12% to $1.53 from $1.37 for the nine months ended September 30, 2015, even with the aforementioned loss on debt amendments and refinancing.

Adjusted EBITDA for the nine months ended September 30, 2016 increased approximately 6% to $537.9 million from $508.0 million for the nine months ended September 30, 2015. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

On September 30, 2016, the Company’s aggregate screen count was 5,865. As of September 30, 2016, the Company had signed commitments to open 7 new theatres and 60 screens by the end of 2016 and open 16 new theatres with 147 screens subsequent to 2016.

Conference Call/Webcast – Today at 8:30AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 522 theatres with 5,865 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of September 30, 2016. For more information go to investors.cinemark.com.

Financial Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 24, 2016 and quarterly reports on Form 10-Q. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Statement of income data:
Revenues
Admissions	$472,842	$432,136	$1,364,737	$1,335,761
Concession	261,391	230,233	752,798	704,190
Other	34,341	37,687	100,312	105,435

Total revenues	768,574	700,056	2,217,847	2,145,386
Cost of operations
Film rentals and advertising	249,766	227,571	733,101	713,306
Concession supplies	41,888	36,039	116,999	109,445
Facility lease expense	82,848	80,604	241,904	242,612
Other theatre operating expenses	179,459	169,940	509,339	491,413
General and administrative expenses	35,290	39,099	109,143	116,301
Depreciation and amortization	54,187	47,543	155,874	139,444
Impairment of long-lived assets	406	633	2,323	4,955
(Gain) loss on sale of assets and other	6,940	(500)	10,985	3,852

Total cost of operations	650,784	600,929	1,879,668	1,821,328

Operating income	117,790	99,127	338,179	324,058
Interest expense (1)	(26,659)	(28,419)	(81,980)	(84,930)
Loss on debt amendments and refinancing	—	—	(13,284)	(925)
Distributions from NCM	1,381	4,601	10,117	13,100
Foreign currency exchange gain (loss)	485	(11,935)	2,883	(18,702)
Other income	14,055	13,436	29,627	27,155

Income before income taxes	107,052	76,810	285,542	259,756
Income taxes	40,926	30,109	106,002	99,263

Net income	66,126	46,701	179,540	160,493
Less: Net income attributable to noncontrolling interests	471	362	1,454	1,375

Net income attributable to Cinemark Holdings, Inc.	$65,655	$46,339	$178,086	$159,118

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders:
Basic	115,601	115,164	115,475	115,051

Diluted	115,793	115,356	115,706	115,279

Weighted average diluted shares outstanding	$0.56	$0.40	$1.53	$1.37

Other financial data:
Adjusted EBITDA (2)	$184,891	$159,147	$537,933	$508,030

(1)	Includes amortization of debt issue costs.
(2)	Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of Adjusted EBITDA to net income is provided in the financial schedules accompanying this press release.

	As of	As of
	September 30,	December 31,
	2016	2015
Balance sheet data:
Cash and cash equivalents	$527,111	$588,539
Theatre properties and equipment, net	$1,613,109	$1,505,069
Total assets	$4,176,619	$4,126,497
Long-term debt, including current portion	$1,790,793	$1,781,335
Equity	$1,233,616	$1,110,813

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Other operating data:
Attendance (patrons, in millions):
Domestic	48.0	43.8	138.0	134.3
International	28.2	27.2	83.7	78.9

Worldwide	76.2	71.0	221.7	213.2

Average ticket price (in dollars):
Domestic	$7.39	$7.27	$7.52	$7.37
International	$4.18	$4.18	$3.91	$4.38
Worldwide	$6.21	$6.09	$6.16	$6.27
Concession revenues per patron (in dollars):
Domestic	$4.11	$3.85	$4.17	$3.90
International	$2.27	$2.27	$2.12	$2.30
Worldwide	$3.43	$3.24	$3.40	$3.30
Average screen count (month end average):
Domestic	4,563	4,493	4,547	4,496
International	1,317	1,250	1,299	1,214

Worldwide	5,880	5,743	5,846	5,710

Segment Information

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Revenues
U.S.	$572,916	$509,330	$1,677,365	$1,576,107
International	199,476	194,497	551,212	580,335
Eliminations	(3,818)	(3,771)	(10,730)	(11,056)

Total revenues	$768,574	$700,056	$2,217,847	$2,145,386

Adjusted EBITDA
U.S.	$137,540	$113,059	$409,018	$372,079
International	47,351	46,088	128,915	135,951

Total Adjusted EBITDA	$184,891	$159,147	$537,933	$508,030

Capital expenditures
U.S.	$75,839	$48,868	$175,218	$167,082
International	22,984	27,771	55,128	65,269

Total capital expenditures	$98,823	$76,639	$230,346	$232,351

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$66,126	$46,701	$179,540	$160,493
Income taxes	40,926	30,109	106,002	99,263
Interest expense	26,659	28,419	81,980	84,930
Other income	(14,540)	(1,501)	(32,510)	(8,453)
Loss on debt amendments and refinancing	—	—	13,284	925
Other cash distributions from equity investees (2)	1,391	4,370	9,660	12,679
Depreciation and amortization	54,187	47,543	155,874	139,444
Impairment of long-lived assets	406	633	2,323	4,955
(Gain) loss on sale of assets and other	6,940	(500)	10,985	3,852
Deferred lease expenses - theatres (3)	70	(289)	(111)	(1,108)
Deferred lease expenses – DCIP equipment (4)	(232)	(232)	(698)	(701)
Amortization of long-term prepaid rents (3)	371	519	1,357	1,901
Share based awards compensation expense (5)	2,587	3,375	10,247	9,850

Adjusted EBITDA (1)	$184,891	$159,147	$537,933	$508,030

(1)	Adjusted EBITDA as calculated in the chart above represents net income before income taxes, interest expense, other income, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, (gain) loss on sale of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents and share based awards compensation expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenues.
(2)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. Adjusted EBITDA for the three and nine months ended September 30, 2015 has been adjusted to reflect a comparable presentation.
(3)	Non-cash expense included in facility lease expense.
(4)	Non-cash expense included in other theatre operating expenses.
(5)	Non-cash expense included in general and administrative expenses.

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